SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

___________________

Schedule 14C Information

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Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement

QDM INTERNATIONAL INC.
(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the Appropriate Box):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a–101) per Item 1 of this Schedule and Exchange Act Rules 14c–5(g) and 0–11

QDM INTERNATIONAL INC.
NOTICE OF SHAREHOLDER ACTION BY WRITTEN CONSENT
July 30, 2025

Dear Shareholders of QDM International Inc.:

We are furnishing the accompanying Information Statement on Schedule 14C (the “Information Statement”) to the shareholders of shares of common stock, par value $0.0001 per share (the “Common Stock”), of QDM International Inc., a Florida corporation (the “Company,” “we,” “us” or “our”). The purpose of the Information Statement is to notify the shareholders that, in lieu of a special meeting of the shareholders of the Company, and pursuant to the Florida Business Corporation Act (the “FBCA”), the Board of Directors of the Company (the “Board”) and shareholders collectively holding approximately 93.6% of our outstanding voting power as of the record date (the “Voting Shareholders”), including Huihe Zheng, our Chairman, President and Chief Executive Officer, who holds an aggregate of 87.8% voting power of the Company, Morgan Capital Limited, Goldman Sachs Capital Limited and Barclays Capital Limited, have by written consent approved and adopted an amendment to our Articles of Incorporation, as amended (the “Articles of Incorporation”), to effect a reverse stock split of our issued and outstanding shares of Common Stock at a ratio of not less than one-for-ten (1:10) and not more than one-for-eighty (1:80), with the exact ratio to be set at a number within this range as determined by the Board in its sole discretion (the “Reverse Split”), with such Reverse Split to be effected at such time and date, if at all, as determined by the Board in its sole discretion (provided that it is effected within one year of the date on which the shareholders of the Company approve the Reverse Split).

The accompanying Information Statement is being provided to you for your information to comply with the requirements of Regulation 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This notice and the accompanying Information Statement constitute notice to you of the aforementioned Reverse Split to be taken without a meeting, by the Voting Shareholders taking action by written consent pursuant to Section 607.0704 of the FBCA. You are urged to read this Information Statement carefully in its entirety. However, no action is required on your part in connection with this document, including with respect to the approval of the Reverse Split. No meeting of our shareholders will be held or proxies requested because we have received written consent to these matters from the Voting Shareholders who hold a majority of the aggregate voting power of our securities.

Under Rule 14c-2(b) of the Exchange Act, the actions described in the Information Statement may not be taken earlier than twenty (20) calendar days after we have sent or given the Information Statement to our shareholders. We intend to distribute this notice and the accompanying Information Statement to our shareholders on or about August 4, 2025. The record date established for purposes of determining the number of issued and outstanding shares of voting stock, and thus voting power, was July 18, 2025.

THIS IS FOR YOUR INFORMATION ONLY. YOU DO NOT NEED TO DO ANYTHING IN RESPONSE TO THIS INFORMATION STATEMENT. THIS IS NOT A NOTICE OF SPECIAL MEETING OF SHAREHOLDERS AND NO SHAREHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTERS DESCRIBED HEREIN.

Sincerely,
/s/ Huihe Zheng
Name: Huihe Zheng
Title: Chairman, President and Chief Executive Officer

i

QDM INTERNATIONAL INC.

Room 1030B, 10/F, Ocean Centre, Harbour City
5 Canton Road, Tsim Sha Tsui, Kowloon, Hong Kong
+852 31889800

INFORMATION STATEMENT
We Are Not Asking You for a Proxy and
You Are Requested Not To Send Us a Proxy

INTRODUCTION

This Information Statement on Schedule 14C (the “Information Statement”) is being furnished to the shareholders of QDM International Inc. (the “Company,” “we,” “us,” or “our”) in connection with the action to be taken by us as a result of a written consent in lieu of a special meeting of shareholders pursuant to the Florida Business Corporation Act (the “FBCA”), dated July 18, 2025.

This Information Statement and the Notice of Shareholder Action by Written Consent (the “Notice”) is being furnished by us to our shareholders of record as of July 18, 2025 (the “Record Date”), to inform our shareholders that the Board of Directors of the Company (the “Board”) and the Voting Shareholders, including Huihe Zheng, our Chairman, President and Chief Executive Officer, who holds an aggregate of 87.8% voting power, Morgan Capital Limited, Goldman Sachs Capital Limited and Barclays Capital Limited, have approved the following action by written consent to approve an amendment (the “Amendment”) to our Articles of Incorporation, as amended (the “Articles of Incorporation”) to effect a reverse stock split of our issued and outstanding Common Stock at a ratio of not less than one-for-ten (1:10) and not more than one-for-eighty (1:80), with the exact ratio to be set at a whole number within this range as determined by the Board in its sole discretion (the “Reverse Split”).

This Information Statement is being sent to you to notify you of the Reverse Split being taken by written consent in lieu of a special meeting of our shareholders. On the Record Date, our Board and the Voting Shareholders, holding approximately 93.6% of the voting power of our Company as of the Record Date, adopted and approved the Reverse Split. Accordingly, your consent is not required and is not being solicited in connection with the approval of the Reverse Split. The Reverse Split will become effective upon filing of the Amendment with the Secretary of State of the State of Florida. Accordingly, the effectiveness of the Reverse Split on the OTCQB Venture Market (the “OTCQB”), where our Common Stock is traded is subject to the approval by the Financial Industry Regulatory Authority, Inc. (“FINRA”). There can be no assurance on if and when we will obtain such approval.

The ability to proceed without a special meeting of the shareholders to approve, adopt and/or ratify the Reverse Split is authorized by Section 607.0704 of the FBCA which provides that, unless otherwise provided in our Articles of Incorporation, action required or permitted to be taken at a meeting of our shareholders may be taken without a meeting if a written consent that sets forth the action so taken is signed by shareholders holding at least a majority of the voting power of the Company and delivered to the Company, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consent is required. Such consent shall have the same force and effect as a majority vote of the shareholders and may be stated as such in any document. Our Articles of Incorporation does not contain any provisions contrary to the provisions of Section 607.0704 of the FBCA. Thus, to eliminate the costs to us and management time involved in holding a special meeting, and in order to effect the Reverse Split as described in this Information Statement, two of our shareholders holding in excess of 50% of the voting power executed and delivered a written consent to us.

We are distributing this Information Statement to our shareholders in full satisfaction of any notice requirements we may have under the FBCA and Regulation 14C of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).

This Information Statement is dated as of July 30, 2025 and is first being sent or given to our shareholders of record on or about August 4, 2025.

On the Record Date, there were 291,563,930 shares of our Common Stock, 6,013,500 shares of Series B Preferred Stock and 531,886 shares of Series C Convertible Preferred Stock issued and outstanding and entitled to notice of and to vote on all matters presented to shareholders. The required vote for the adoption of the Amendment and the approval of the Reverse Split was a majority of the issued and outstanding shares of Common Stock, Series B

Preferred Stock and Series C Convertible Preferred Stock, voting together as a single class. On the Record Date, the Voting Shareholders, as the holders of record of approximately 93.6% of the outstanding shares of our voting stock, executed a written consent adopting and approving the Reverse Split. When actions are taken by written consent of less than all of the shareholders entitled to vote on a matter, Section 607.0704 of the FBCA requires notice of the action to those shareholders who did not vote. This Information Statement and the accompanying Notice constitute notice to you of action by written consent as required by Section 607.0704 of the FBCA. Because we have obtained sufficient shareholder approval of the Reverse Split, no other consents or votes will be solicited in connection with the Reverse Split.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Under federal securities laws, the Reverse Split may not be completed until twenty (20) calendar days after the date of distribution of this Information Statement to our shareholders. Therefore, notwithstanding the execution and delivery of the written consent, the Reverse Split will not occur until that time has elapsed.

Dissenters’ Rights of Appraisal

Under FBCA, the Company’s shareholders are not entitled to appraisal right with respect to the action to amend the Articles of Incorporation and the Reverse Split.

Information Statement Costs

The costs of preparing, printing and mailing this Information Statement will be borne by the Company.

Vote Required to Approve the Reverse Split

As of the Record Date, there were 291,563,930 shares of our Common Stock, 6,013,500 shares of Series B Preferred Stock and 531,886 shares of Series C Convertible Preferred Stock issued and outstanding and entitled to notice of and to vote on all matters presented to shareholders. The affirmative vote of a majority of the shares of Common Stock, Series B Preferred Stock and Series C Convertible Preferred Stock, voting as a single class, entitled to vote is required for approval of the Reverse Split.

Proposals by Security Holders

No shareholder has requested that we include any additional proposals in this Information Statement.

THIS IS NOT A NOTICE OF A MEETING OF SHAREHOLDERS AND NO SHAREHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTERS DESCRIBED HEREIN.

PLEASE NOTE THAT THE COMPANY’S VOTING SHAREHOLDERS HAVE VOTED TO APPROVE THE REVERSE SPLIT. THE NUMBER OF VOTES HELD BY THE VOTING SHAREHOLDERS EXECUTING THE CONSENT IS SUFFICIENT TO SATISFY THE SHAREHOLDER VOTE REQUIREMENT FOR SUCH MATTER UNDER APPLICABLE LAW AND THE COMPANY’S ARTICLES OF INCORPORATION, SO NO ADDITIONAL VOTES WILL BE NEEDED TO APPROVE THE REVERSE SPLIT.

FORWARD-LOOKING STATEMENTS

Certain statements included in this Information Statement regarding the Company are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this Information Statement will in fact occur. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us with respect to the beneficial ownership of our securities by (i) each person, entity or group (as that term is used in Section 13(d)(3) of the Exchange Act) known to us to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each of our directors and executive officers, and (iii) all of our directors and executive officers as a group.

Name of Beneficial Owner 5% Stockholders	Number of Shares of Common Stock Owned	Percentage of Shares of Common Stock Owned	Number of Shares of Series B Preferred Stock Owned	Percentage of Shares of Series B Preferred Stock Owned	Number of Shares of Series C Preferred Stock Owned	Percentage of Shares of Series C Preferred Stock Owned	Percentage of Aggregate Voting Power(1)
Morgan Capital Limited(2)	50,000,000	17.2%	—	—	—	—	5.6%
Goldman Sachs Capital Limited(3)	26,240,754	9.0%	—	—	—	—	2.9%
Barclays Capital Limited(4)	26,240,754	9.0%	—	—	—	—	2.9%
Directors and Officers
Huihe Zheng	131,738,100	45.2%	6,013,500	100%	531,886	100%	82.1	%(1)(2)
Wei Li	—	—	—	—	—	—	—
Fawn Ren	—	—	—	—	—	—	—
Timothy Miles(5)	81,670	*	—	—	—	—	*
Director Nominee
Lei Sun	—	—	—	—	—	—	—
All officers and directors as a group (four persons)	131,819,770	45.2%	6,013,500	100%	531,886	100%	82.2%

____________

*        Less than one percent.

(1)      As of July 30, 2025, there were 291,563,930 shares of Common Stock, 6,013,500 shares of Series B Preferred Stock and 531,886 shares of Series C Convertible Preferred Stock issued and outstanding. No share of Series A Preferred Stock was issued and outstanding. Each share of Series B Preferred Stock entitles the holder to 100 votes on all corporate matters submitted for stockholder approval. Each share of Series C Preferred Stock entitles the holder to 0.37 vote initially on all corporate matters submitted for stockholder approval. Unless otherwise indicated, the business address of each of the following entities or individuals is at Room 1030B, 10/F, Ocean Centre Harbour City, 5 Canton Road Tsim Sha Tsui, Hong Kong.

(2)      50,000,000 shares of common stock are directly held by Morgan Capital Limited, a Cayman Islands exempted company, of which Willington Capital Limited owns 99% equity interest and Huizhu Zheng owns 1%. Huili Shen, as the sole shareholder and director of Willington Capital Limited, holds the voting and dispositive power over 49,500,000 shares of our common stock held by Morgan Capital Limited. Mr. Zheng holds the voting and dispositive power over 500,000 shares of our common stock held by Morgan Capital Limited. The address for Morgan Capital Limited is Building 15, Lingkong Soho, No. 968, Jinzhong Road, Changing District, Shanghai, China. The address for Morgan Capital Limited is Suite 102, Cannon Place, P.O. Box 712, North Sound Rd., George Town Grand Cayman, KY1-9006, Cayman Islands.

(3)      26,240,754 shares of common stock are directly held by Goldman Sachs Capital Limited, a Cayman Islands exempted company, of which Ruiyin Capital Limited owns 99% equity interest and Na Sheng owns 1%. Erkai Wang, as the sole shareholder and director of Ruiyin Capital Limited, holds the voting and dispositive power over 25,978,347 shares of Goldman Sachs Capital Limited. Ms. Sheng holds the voting and dispositive power over 262,407 shares of Goldman Sachs Capital Limited. The address for this shareholder is Flat D, 63/F, Blk 2, The Victoria Towers 188, Canton Rd, Tsim Sha Tsui, Kln, Hong Kong.

(4)     26,240,754 shares of common stock are directly held by Barclays Capital Limited, a Cayman Islands exempted company, of which Bakelai Capital Limited owns 99% equity interest and Yuyan Zhang owns 1%. Shimei Zhou, as the sole shareholder and director of Bakelai Capital Limited, holds the voting and dispositive power over 25,978,347 shares of Bakelai Capital Limited. Ms. Zhang holds the voting and dispositive power over 262,407 shares of Bakelai Capital Limited. The address for Barclays Capital Limited is 3-212 Governors Square, 23 Lime Tree Bay Avenue, P.O. Box 30746, Seven Mile Beach, Grand Cayman Ky1-1203, Cayman Islands.

(5)      The address for this shareholder is PO Box 30, Dundee, MI 48131.

DESCRIPTION OF REVERSE SPLIT

Introduction

On July 18, 2025, our Board approved an amendment to our Articles of Incorporation to effect a Reverse Split of our issued and outstanding shares of Common Stock at a ratio of not less than one-for-ten (1:10) and not more than one-for-eighty (1:80), with the exact ratio to be set at a number within this range as determined by the Board in its sole discretion. On July 18, 2025, the Voting Shareholders, acting by written consent, approved the Amendment and the Reverse Split.

Effecting the Reverse Split requires that our Articles of Incorporation be amended. The text that will be incorporated into our Articles of Incorporation to effect the Reverse Split is attached as Annex A to this Information Statement. The Amendment, which will not be filed until at least twenty (20) days following the mailing date of this Information Statement, will be effective upon the filing of such Amendment to the Articles of Incorporation in the form attached as Annex A with the Secretary of State of Florida with such filing to occur, if at all, at the sole discretion of the Board.

Reasons for the Reverse Split

Our Common Stock is currently quoted on the OTCQB under the symbol “QDMI”. We are currently seeking the listing of our Common Stock on The Nasdaq Stock Market LLC (the “Nasdaq”). Our primary objectives in effecting the Reverse Split, if necessary or if the Board otherwise desires, is to enable the Company to, increase the per share trading price of our Common Stock to a level that would meet the minimum required for uplisting to Nasdaq although there can be no assurance that the trading price of our Common Stock would be maintained at such level or that we will be successful in listing our Common Stock on Nasdaq.

In addition, we believe that the Reverse Split and the resulting increase in the per share price of our Common Stock could encourage increased investor interest in our Common Stock and promote greater liquidity for our shareholders. A greater price per share of our Common Stock could allow a broader range of institutions to invest in our Common Stock (namely, funds that are prohibited or discouraged from buying stocks with a price below a certain threshold), potentially increasing marketability, trading volume and liquidity of our Common Stock. Many institutional investors view stocks trading at low prices as unduly speculative in nature and, as a result, avoid investing in such stocks. We believe that the Reverse Split will provide the Board flexibility to make our Common Stock a more attractive investment for these institutional investors, which we believe will enhance the liquidity for the holders of our Common Stock and may facilitate future sales of our Common Stock. The Reverse Split could also increase interest in our Common Stock for analysts and brokers who may otherwise have policies that discourage or prohibit them from following or recommending companies with low stock prices. Additionally, because brokers’ commissions on transactions in low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our Common Stock can result in individual shareholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. Accordingly, we believe that the Reverse Split is in our shareholders’ best interests.

The Board intends to effect the Reverse Split only if it believes that a decrease in the number of shares outstanding is in the best interests of the Company and our shareholders and is likely to improve the trading price of our Common Stock and improve the likelihood that we will have the ability to uplist to Nasdaq.

Effects of the Reverse Split

One principal effect of the Reverse Split would be to decrease the number of outstanding shares of our Common Stock. The Reverse Split will have dilutive effect on our shareholders since, while each shareholder of Common Stock would hold the same percentage of our Common Stock outstanding immediately following the Reverse Split as such shareholder held immediately prior to the Reverse Split, each share of Series B Preferred Stock is entitled to one hundred (100) votes, and, given the decreased number of shares of Common Stock post Reverse Split, the voting power of the holder of all of our Series B Preferred Stock will be increased disproportionally. Huihe Zheng, our Chairman, Chief Executive Officer and President, holds all of our Series B Preferred Stock issued and outstanding. As such, the relative voting power of the shares of Common Stock will be diluted by the Reverse Split; however, other rights that accompany the shares of Common Stock would not be affected by the Reverse Split; solely for illustrative purposes, assuming that the Reverse Split ratio is set at one for ten (1:10), after effecting the Reverse Split, Mr. Zheng will have a voting power equal to 98.1% of the total voting power.

If the Reverse Split is implemented, the number of shares of our Common Stock owned by each shareholder will be decreased in the same proportion as the reduction in the total number of shares of our Common Stock issued and outstanding, such that the percentage of our Common Stock owned by each shareholder will remain unchanged. In addition to adjusting the number of shares of our Common Stock, we would adjust all shares underlying any of our outstanding shares of Series C Convertible Preferred Stock as a result of the Reverse Split, as required by the terms of these securities. In particular, we would reduce the conversion ratio for each share of Series C Convertible Preferred Stock and would increase the applicable exercise price or conversion price in accordance with the terms of each instrument and based on the Reverse Split ratio.

The par value of our Common Stock will not change as a result of the Reverse Split. Accordingly, the par value of our Common Stock will remain at $0.0001 per share. The Reverse Split will not have any effect of changing the number of authorized shares of Common Stock of the Company.

We are subject to the periodic reporting and other requirements of the Exchange Act. The proposed Reverse Split will not affect the registration of our Common Stock. Our Common Stock will continue to trade under the symbol “QDMI” on the OTCQB.

Risks Associated with the Reverse Split

The Reverse Split May Not Increase the Price of our Common Stock Over the Long-Term.

As noted above, the principal purpose of the Reverse Split is to increase the trading price of our Common Stock to, among other things, satisfy the initial listing requirements for uplisting our Common Stock to Nasdaq. However, the effect of the Reverse Split on the market price of our Common Stock cannot be predicted with any certainty, and we cannot assure you that the Reverse Split will accomplish this objective for any meaningful period of time, or at all. While we expect that the reduction in the number of outstanding shares of Common Stock will proportionally increase the market price of our Common Stock, we cannot assure you that the Reverse Split will increase the market price of our Common Stock by a multiple of the Reverse Split ratio, or result in any permanent or sustained increase in the market price of our Common Stock. The market price of our Common Stock may be affected by other factors which may be unrelated to the number of shares outstanding, including the Company’s business and financial performance, general market conditions, and prospects for future success.

The Reverse Split May Decrease the Liquidity of our Common Stock.

The Board believes that the Reverse Split may result in an increase in the market price of our Common Stock, which could lead to increased interest in our Common Stock and possibly promote greater liquidity for our shareholders. However, the Reverse Split will also reduce the total number of outstanding shares of Common Stock, which may lead to reduced trading and a smaller number of market makers for our Common Stock, particularly if the price per share of our Common Stock does not increase as a result of the Reverse Split.

The Reverse Split May Lead to a Decrease in our Overall Market Capitalization.

The Reverse Split may be viewed negatively by the market and, consequently, could lead to a decrease in our overall market capitalization. If the per share market price of our Common Stock does not increase in proportion to the Reverse Split ratio, then the value of our Company, as measured by our market capitalization, will be reduced. Additionally, any reduction in our market capitalization may be magnified as a result of the smaller number of total shares of Common Stock outstanding following the Reverse Split.

Determination of the Reverse Split Ratio

We believe that a range of Reverse Split ratios provides us with the most flexibility to achieve the desired results of the Reverse Split. The Reverse Split ratio to be selected by our Board will be based on several factors, including, among other things:

•        the per share price of our Common Stock immediately prior to the Reverse Split;

•        the expected stability of the per share price of our Common Stock following the Reverse Split;

•        the likelihood that the Reverse Split will result in increased marketability and liquidity of our Common Stock;

•        prevailing market conditions;

•        general economic conditions in our industry; and

•        our market capitalization before and after the Reverse Split.

We believe that granting our Board the authority to set the ratio for the Reverse Split is essential because it allows us to take these factors into consideration and to react to changing market conditions.

Effecting the Reverse Split

Any time twenty (20) calendar days following the mailing date of this Information Statement, if our Board concludes that it is in the best interests of our Company and our shareholders to effect the Reverse Split, the Amendment will be filed with the Secretary of State of Florida. The actual timing of the filing of the Amendment with the Secretary of State of Florida to effect the Reverse Split will be determined by our Board (provided that it is effected within one year of the date on which the shareholders of the Company approve the Reverse Split). In addition, if for any reason our Board deems it advisable to do so, the Reverse Split may be abandoned at any time prior to the filing of the Amendment, without further action by our shareholders. The Reverse Split will be effective as of the date of filing with the Secretary of State of Florida (the “Effective Time”). Upon the filing of the Amendment, without further action on our part or our shareholders, the outstanding shares of Common Stock held by shareholders of record as of the Effective Time would be converted into a higher number of shares of Common Stock based on a Reverse Split ratio of not less than one-for-ten (1:10) and not more than one-for-eighty (1:80), with the exact ratio to be set at a whole number within this range as determined by the Board in its sole discretion. For example, if you presently hold 1,000 shares of our Common Stock and if the Board determines to set the ratio at one-for-ten (1:10), you would hold 100 shares of our Common Stock following the Reverse Split.

Our Common Stock is currently quoted on the OTCQB. Accordingly, the Reverse Split must be approved and processed by FINRA in order for it to be recognized for trading purposes. Accordingly, the Reverse Split, if implemented, will not be effective on the OTCQB until it is processed by FINRA. In no event, however, will the Reverse Split be effective prior to the 20th calendar day after this Information Statement is mailed.

Exchange of Stock Certificates

As of the Record Date, we had 380 holders of record of our Common Stock. Because some of our Common Stock is held by brokers and other institutions on behalf of shareholders, we are unable to estimate the total number of beneficial shareholders.

On or after the Effective Time, we will mail a letter of transmittal to each shareholder. Each shareholder will be able to obtain a certificate evidencing his, her or its post-Reverse Split shares only by sending the exchange agent (who will be the Company’s transfer agent) the shareholder’s old stock certificate(s), together with the properly executed and completed letter of transmittal and such evidence of ownership of the shares as we may require. Shareholders will not receive certificates for post-Reverse Split shares unless and until their old certificates are surrendered. Shareholders should not forward their certificates to the exchange agent until they receive the letter of transmittal, and they should only send in their certificates with the letter of transmittal. The exchange agent will send each shareholder, if elected in the letter of transmittal, a new stock certificate after receipt of that shareholder’s properly completed letter of transmittal and old stock certificate(s). A shareholder that surrenders his, her or its old stock certificate(s) but does not elect to receive a new stock certificate in the letter of transmittal will be deemed to have requested to hold that shareholder’s shares electronically in book-entry form with our transfer agent.

Certain of our registered holders of Common Stock hold some or all of their shares electronically in book-entry form with our transfer agent. These shareholders do not have stock certificates evidencing their ownership of our Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts. If a shareholder holds registered shares in book-entry form with our transfer agent, the shareholder may return a properly executed and completed letter of transmittal.

Shareholders who hold shares in street name through a nominee (such as a bank or broker) will be treated in the same manner as shareholders whose shares are registered in their names, and nominees will be instructed to effect the Reverse Split for their beneficial holders. However, nominees may have different procedures and shareholders holding shares in street name should contact their nominees. Shareholders will not have to pay any service charges in connection with the exchange of their certificates.

Fractional Shares

We will not issue fractional shares in connection with the Reverse Split. Instead, any fractional share resulting from the Reverse Split will be rounded up to the nearest whole share.

Accounting Consequences

As of the Effective Time, the stated capital attributable to Common Stock and Preferred Stock on our balance sheet will be reduced proportionately based on the Reverse Split ratio (including a retroactive adjustment of prior periods), and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Reported per share net income or loss will be higher because there will be fewer shares of our Common Stock outstanding.

Federal Income Tax Consequences

The following summary describes certain material U.S. federal income tax consequences of the Reverse Split to holders of our Common Stock. This summary addresses the tax consequences only to a beneficial owner of our Common Stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our Common Stock (a “U.S. holder”). This summary does not address all of the tax consequences that may be relevant to any particular shareholder, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to persons that may be subject to special treatment under U.S. federal income tax law or persons that do not hold our Common Stock as “capital assets” (generally, property held for investment). This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date hereof. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Split. Each shareholder should consult his, her or its own tax advisor regarding the U.S. federal, state, local and foreign income and other tax consequences of the Reverse Split.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our Common Stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Split.

The Reverse Split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, no gain or loss should be recognized by a U.S. holder upon the Reverse Split. Accordingly, the aggregate tax basis in the Common Stock received pursuant to the Reverse Split should equal the aggregate tax basis in the Common Stock surrendered and the holding period for the Common Stock received should include the holding period for the Common Stock surrendered.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Except in their capacity as shareholder (which interest does not differ from that of the other holders of Company’s Common Stock) and except for Mr. Zheng’s capacity as the Chief Executive Officer, Chairman and Present, none of our officers, directors or any of their respective affiliates or associates will have any interest in the matters being acted upon.

ADDITIONAL INFORMATION

Information Available

The Company is subject to the information and reporting requirements of the Exchange Act and in accordance with the Exchange Act, the Company files periodic reports, documents and other information with the SEC relating to its business, financial statements and other matters. These reports and other information filed by the Company with the SEC may be inspected and are available for copying at the public reference facilities maintained at the SEC at 100 F Street NW, Washington, D.C. 20549.

The Company’s filings with the SEC are also available to the public from the SEC’s website, http://www.sec.gov. The Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2025 filed on July 10, 2025 and other reports filed under the Exchange Act are also available to any shareholder at no cost upon request to: Room 1030B, 10/F, Ocean Centre, Harbour City, 5 Canton Road, Tsim Sha Tsui, Kowloon, Hong Kong, telephone number +852 31889800.

Shareholder Communications

Shareholders wishing to communicate with the Board may direct such communications to the Board c/o the Company, Attn: Huihe Zheng. Mr. Zheng will present a summary of all shareholder communications to the Board at subsequent Board meetings. The directors will have the opportunity to review the actual communications at their discretion.

Delivery of Documents to Security Holders Sharing an Address

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to shareholders who share a single address unless we received contrary instructions from any shareholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a shareholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at Room 1030B, 10/F, Ocean Centre, Harbour City, 5 Canton Road, Tsim Sha Tsui, Kowloon, Hong Kong.

If multiple shareholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each shareholder a separate copy of future mailings, you may send notification to or call the Company’s principal executive offices. Additionally, if current shareholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to shareholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

By Order of the Board of Directors
/s/ Huihe Zheng
Name: Huihe Zheng
Title: Chairman, President and Chief Executive Officer

ANNEX A

ARTICLES OF AMENDMENT
TO
ARTICLES OF INCORPORATION
OF
QDM INTERNATIONAL INC.

DOCUMENTS NUMBER P20000021193

Pursuant to Section 607.1006 of the Florida Business Corporation Act (the “FBCA”), this Florida Profit Corporation adopts the following amendments to its Articles of Incorporation:

1.      The name of the Corporation is: QDM International Inc. (the “Corporation”).

2.      The Articles of Incorporation of the Corporation were filed with the Secretary of State of the State of Florida on March 10, 2020, as amended by the Articles of Amendment to Articles of Incorporation filed on October 8, 2020, the Articles of Amendment to Articles of Incorporation filed on August 10, 2021, and the Articles of Amendment to the Articles of Incorporation filed on March 29, 2024.

3.      Upon the Effective Time (as defined below), each [__]shares of common stock, par value $0.0001 per share, of the Corporation (the “Common Stock”) issued and outstanding immediately prior to the Effective Time either issued and outstanding or held by the Corporation as treasury stock shall be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock without any further action by the Corporation or the holder thereof (the “Reverse Stock Split”). The par value of the Common Stock following the Reverse Stock Split shall remain $0.0001 per share. Notwithstanding the immediately preceding sentence, there shall be no fractional shares issued and, in lieu thereof, a holder of Common Stock on the Effective Time who would otherwise be entitled to a fraction of a share as a result of the Reverse Stock Split, following the Effective Time, shall receive a full share of Common Stock. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”) shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined.

4.      These Articles of Amendment were duly adopted in accordance with Section 607.1001 of the FBCA. The Board of Directors duly adopted resolutions setting forth and declaring advisable these Articles of Amendment and directed that the proposed amendments be considered by the shareholders of the Corporation. The Articles of Amendment were duly approved and adopted by written consent of shareholders holding a majority of the Corporation’s voting power voting as a single class as of the record date pursuant to Section 607.0704 of the FBCA as of [__], 2025. The number of votes cast for the amendments by the shareholders was sufficient for approval.

5.      These Articles of Amendment shall become effective as of [__], 2025 at 9:00 a.m. EDT (the “Effective Time”).

Annex A-1

IN WITNESS WHEREOF, QDM International Inc. has caused this Articles of Amendment to Articles of Incorporation to be executed by its duly authorized officer as of this ____ day of July, 2025.

QDM INTERNATIONAL INC.
By:	/s/ Huihe Zheng
	Name:	Huihe Zheng
	Title:	President and Chief Executive Officer

Annex A-2